Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Brent W. Christensen, CFO Meade Instruments Corp.	Brandi Piacente/E.E. Wang The Piacente Group

(949) 451-1450	(212) 481-2050 ext. 602 or 605

	Email:	brandi@tpg-ir.com

ee@tpg-ir.com

Meade Instruments Attends Institutional Investor Meetings in New York and Boston

IRVINE, Calif. – February 6, 2007 – Meade Instruments Corp. (Nasdaq NM: MEAD), today announced that the management team will attend various investor meetings on February 6-8 in New York and Boston to discuss the company’s business strategy and growth plan. A copy of the investor presentation will be available starting on Tuesday, February 6, 2007, through the company’s website at www.meade.com or by contacting Meade’s investor relations firm, The Piacente Group at 212-481-2050.

ABOUT MEADE INSTRUMENTS

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer under the Meade® and Bresser® brand names. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

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